                                                                      Exhibit 21

                           Subsidiaries of Registrant


Name                                                      State of Incorporation
----                                                      ----------------------

First Niagara Bank                                        New York

Cayuga Bank                                               New York

Cortland Savings Bank                                     New York

Cayuga Funding Corp.                                      New York

Cortland REIT Corp.                                       New York

First Niagara Financial Services, Inc.                    New York

First Niagara Funding, Inc.                               New York

First Niagara Leasing, Inc.                               New York

First Niagara Securities, Inc.                            New York

First Niagara Realty, Inc.                                New York

Niagara Investment Advisors, Inc.                         New York

NOVA Healthcare Administrators, Inc.                      New York

Warren-Hoffman & Associates, Inc.                         New York

Allied Claim Services, Inc.                               New York